As filed with the Securities and Exchange Commission on March 31, 2017.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ideal Power Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1999058
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4120 Freidrich Lane, Suite 100
Austin, TX 78744
(512) 264-1542
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Daniel Brdar
Chief Executive Officer
Ideal Power Inc.
4120 Freidrich Lane, Suite 100
Austin, TX 78744
Telephone (512) 264-1542
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Samer M. Zabaneh
Anna M. Denton
DLA Piper LLP (US)
401 Congress Avenue, Suite 2500
Austin, TX 78701
Telephone: (512) 457-7000

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (2)(3)	Proposed maximum offering price per security (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.001 per share	5,220,826 shares	$3.200	$16,706,643.20	$1,936.30
Common Stock, par value $0.001 per share, underlying Preferred Stock	708,430 shares	$3.200	$2,266,976.00	$262.75
Common Stock, par value $0.001 per share, underlying Warrants	6,166,426 shares	$3.200	$19,732,563.20	$2,287.00
Total:	12,095,682 shares		$38,706,182.40	$4,486.05

(1) The shares being registered hereunder consist of 5,220,826 shares of common stock, 708,430 shares of common stock issuable upon conversion of the Company's Series A Convertible Preferred Stock and 6,166,426 shares of common stock that may be acquired upon exercise of warrants, in each case which shares of common stock may be sold from time to time by the selling stockholders.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low per share prices of the registrant’s common stock as report on The Nasdaq Capital Market on March 29, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 31, 2017

PROSPECTUS

IDEAL POWER INC.

12,095,682 Shares
Common Stock

This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 12,095,682 shares of our common stock by the selling stockholders identified in this prospectus or a supplement hereto. These shares consist of shares of our common stock that we issued to the selling stockholders pursuant to private placements of our common stock or upon the issuance of convertible preferred stock or upon the exercise of warrants to purchase our common stock.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPWR.” On March 29, 2017, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.23.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K (which is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           .

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer from time to time up to an aggregate of 12,095,682 shares of common stock in one or more offerings.

The registration statement of which this prospectus is a part is being filed in accordance with the registration rights agreement, dated as of February 24, 2017, by and among Ideal Power Inc. and the selling stockholders party thereto. Pursuant to the registration rights agreement, we have agreed to indemnify and hold harmless, to the extent permitted by law, each of the selling stockholders party to the registration rights agreement and each of such selling stockholder’s officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such selling stockholder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), from and against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Ideal Power” refer to Ideal Power Inc.

IDEAL POWER INC.

We design, market and sell electrical power conversion products using our proprietary technology called Power Packet Switching ArchitectureTM, or PPSATM. PPSATM is a power conversion technology that improves upon existing power conversion technologies in key product metrics, such as size and weight while providing built-in isolation and bi-directional and multi-port capabilities. PPSATM utilizes standardized hardware with application specific embedded software. Our advanced technology is important to our business and we make significant investments in research and development and protection of our intellectual property. At December 31, 2016, we have been granted 32 US patents and six foreign patents related to PPSATM.

We sell our products primarily to systems integrators for inclusion in larger turn-key systems which enable end users to manage their electricity consumption by reducing demand charges or fossil fuel consumption, integrating renewable energy sources and forming their own microgrid. Our products are made by contract manufacturers to our specifications, enabling us to scale production to meet demand on a cost-effective basis without requiring significant expenditures on manufacturing facilities and equipment. As our products establish a foothold in key power conversion markets, we may begin to focus on licensing our proprietary PPSATM-based product designs to OEMs to reach more markets and customers. We may seek to build a portfolio of relationships that generate license fees and royalties from OEMs for sales of their products which integrate PPSATM.

Ideal Power Inc. was formed in Texas on May 17, 2007 and converted to a Delaware corporation on July 15, 2013. The address of our corporate headquarters is 4120 Freidrich Lane, Suite 100, Austin, Texas 78744 and our telephone number is (512) 264-1542.  Our website can be accessed at www.idealpower.com.  The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the section titled "Risk Factors" contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled "Forward-Looking Statements."

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•	our history of losses;

•	our ability to achieve profitability;

•	our limited operating history;

•	our ability to successfully market and sell our products;

•	the size and growth of markets for our current and future products;

•	our expectations regarding the growth and expansion of our customer base;

•	regulatory developments that may affect our business;

•	our ability to successfully develop new technologies, including our bi-directional bipolar junction transistor, or B-TRANTM;

•	our expectations regarding the completion of testing of new products under development and the timing of the introduction of those new products;

•	the expected performance of new products incorporating our B-TRANTM;

•	the performance of third-party manufacturers who supply and manufacture our products;

•	our ability to cost effectively manage product life cycles, inclusive of product launches and end of product life situations;

•	the rate and degree of market acceptance for our current and future products;

•	our ability to successfully obtain certification for our products, including in new markets, and the timing of the receipt of any necessary certifications;

•	our ability to successfully license our technology;

•	our ability to obtain, maintain, defend and enforce intellectual property rights protecting our current and future products;

•	our expectations regarding the decline in prices of battery energy storage systems;

•	general economic conditions and events and the impact they may have on us and our potential customers;

•	our ability to obtain adequate financing in the future, as and when we need it; and

•	our success at managing the risks involved in the foregoing items.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will” and “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus.  Before deciding to purchase our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

2017 Private Placement Financing

On February 24, 2017, we entered into a securities purchase agreement with the institutional and other accredited investors relating to a private placement of our common stock and warrants to purchase shares of common stock. We also agreed to sell to investors whose purchase of common stock would have resulted in such investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the our outstanding Common Stock immediately following the consummation of the offering, shares of our newly designated Series A Convertible Preferred Stock, or the preferred stock. Each share of common stock or preferred stock was sold together with a warrant to purchase one share of common stock at a price of $2.535 per share of common stock and related warrant, or per share of preferred stock and related warrant. The investors purchased an aggregate of 5,220,826 shares of common stock, 708,430 shares of preferred stock, and 6,166,426 related warrants, including 237,170 warrants issued to the placement agent as part of the placement agent's fee, for gross proceeds to us of $15,030,664 before placement agent fees and transaction expenses. The warrants have an exercise price of $2.41 per share and are exercisable for a period commencing 6 months and ending 36 months after the closing of the offering, except for the placement agent's 237,170 warrants which have an exercise price of $2.89. The investors included all of our directors and officers, each of whom purchased units on the same terms and conditions as the other investors. We consummated the private placement on March 3, 2017.  Each of the investors in the private placement is a selling stockholder. For purposes of the table below, beneficial ownership is based on the securities held of record by the selling stockholders as of March 20, 2017.

In connection with the private placement, we entered into a registration rights agreement, dated February 24, 2017, with the investors, pursuant to which we agreed to register for resale by the investors the shares of common stock, the shares of common stock issuable upon conversion of the preferred stock and the shares of common stock issuable upon exercise of the warrants, purchased by the investors pursuant to the securities purchase agreement.  We committed to file the registration statement no later than April 3, 2017 and to cause the registration statement to become effective no later than June 2, 2017. The registration rights agreement provides for liquidated damages upon the occurrence of certain events, including our failure to file the registration statement or cause it to become effective prior to the applicable deadlines.  The amount of liquidated damages payable to an investor would be 1.5% of the aggregate amount invested by such Investor for each 30-day period, or pro rata portion thereof, during which the default continues.  We filed the registration statement of which this prospectus is a part with the SEC pursuant to the registration rights agreement.

National Securities Corporation acted as placement agent in the financing. For its services as placement agent, we agreed to pay to National Securities Corporation a cash commission equal to 7.5% of the gross proceeds from the sale of the securities and issue it a three-year warrant to purchase that number of shares of common stock equal to 4% of the number of shares of common stock or preferred stock issued to the investors in the private placement (excluding the shares of common stock underlying the warrants). Pursuant to this agreement, at the closing of the financing, we issued to National Securities Corporation a three-year warrant to purchase up to 237,170 shares of common stock. National Securities Corporation is a selling stockholder.

Also on February 24, 2017, we entered into an exchange agreement with certain investors that are affiliates of AWM Investment Company, or AWM, pursuant to which we effected the exchange of 810,000 shares of common stock held by AWM for 810,000 shares of preferred stock. AWM has the right to convert the preferred stock into shares of common stock on a one-for-one basis, subject to adjustment in the event of stock splits, recapitalizations and other similar events; provided, however, that the preferred stock cannot be converted by AWM if, after giving effect thereto, AWM would beneficially own more than 9.99% of the Company’s common stock. The holders of the preferred stock do not have the right to vote on any matter except to the extent required by Delaware law.

Selling Stockholder Table

The following table sets forth for each selling stockholder, the name, the number and percentage of shares of common stock beneficially owned as of March 20, 2017, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number and percentage of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock, and is based upon information provided to us by each selling stockholder for use in this prospectus. The information presented in the table is based on 13,996,782 shares of our common stock outstanding on March 20, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  For purposes of the table below, shares of common stock issuable pursuant to options and restricted stock held by a selling stockholder that can be acquired within 60 days of March 20, 2017 are deemed to be outstanding and to be beneficially owned by the selling stockholder holding the securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder. The warrants held by the selling stockholders are not exercisable until September 3, 2017. For purposes of the table below, shares of common stock and percentage ownership listed in the following table assume that the warrants are currently exercisable and thus the shares of common stock underlying their warrants are deemed to be outstanding and to be beneficially owned by the selling stockholder holding the warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

Pursuant to the terms of warrants held by certain selling stockholders, the maximum number of shares that may be acquired by any such selling stockholder upon any exercise of the warrants is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by such selling stockholder and his affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the selling stockholder for purposes of Section 13(d) of the Exchange Act, does not exceed a stated percentage of our common stock specified in the selling stockholder’s warrant (either 4.99%, 9.99% or 19.99%).  Unless otherwise indicated, the shares of common stock and percentage ownership listed in the following table do not reflect these contractual limitations on a selling stockholder’s ability to purchase shares of common stock upon exercise of warrants.

	Shares Beneficially Owned		Maximum Number of Shares to be Sold Hereunder	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	Percent		Number	Percent

Executive Officers and Directors:
R. Daniel Brdar, Chief Executive Officer and Director (1)	331,550	2.3%	39,400	292,150	2.0%
Timothy Burns, Chief Financial Officer (2)	111,600	*	15,600	96,000	*
William C. Alexander, Chief Technology Officer and Director (3)	492,095	3.5%	15,600	476,495	3.4%
Ryan K. O’Keefe, Senior Vice President, Business Development (4)	52,100	*	15,600	36,500	*
Mark Baum, Director (5)	134,434	*	15,600	118,834	*
Lon E. Bell, Director (6)	362,293	2.6%	157,600	204,693	1.5%
David B. Eisenhaure, Director (7)	92,501	*	39,400	53,101	*

Significant Stockholders:
Peter A. Appel (8)	1,929,626	9.99% (9)	788,800	1,140,826	8.0%
Special Situations Fund III QP, L.P. (10)	2,036,328	(11)	1,190,404	973,188	(11)
Special Situations Cayman Fund, L.P. (10)	591,941	(11)	346,040	282,899	(11)
Special Situations Technology Fund, L.P. (10)	211,700	(11)	123,756	101,126	(11)
Special Situations Technology Fund II, L.P. (10)	1,208,826	(11)	706,660	577,419	(11)

Other Selling Stockholders:
1999 Clifford Family Trust dtd 12-22-1999 Robert C Clifford & Rachel L Clifford (12)	20,000	*	20,000	–	*
Alexandre Palma (13)	19,600	*	19,600	–	*
Alok Mahajan (14)	19,600	*	19,600	–	*
Andrew Nolan (15)	19,600	*	19,600	–	*
Andrew Schwartzberg (16)	720,000	5.0%	720,000	–	*
Anthony D. Johnston (17)	19,600	*	19,600	–	*
Anthony J. Berni (18)	19,600	*	19,600	–	*
Anthony J. Brent & Alexandra H. Brent JT TEN (19)	34,000	*	34,000	–	*
Ballington Living Trust 08/05/14 (20)	59,160	*	59,160	–	*
Benjamin King (21)	20,000	*	20,000	–	*
Benjamin L. Padnos (22)	97,260	*	80,000	17,260	*
Bennett Living Trust (23)	14,000	*	14,000	–	*
Bibicoff Family Trust (24)	17,000	*	17,000	–	*
Brian L. Heckler (25)	39,400	*	39,400	–	*
Brian Weitman (26)	100,000	*	100,000	–	*
Broumand Family Trust ua dtd 6-8-10 (27)	20,000	*	20,000	–	*
Carlo Alberici (28)	39,400	*	39,400	–	*
Causeway Bay Capital LLC (29)	68,000	*	68,000	–	*
Charles Christensen (30)	39,400	*	39,400	–	*
Charles P. Arnold (31)	31,520	*	31,520	–	*
Christopher Achar (32)	68,000	*	68,000	–	*
Christopher D Jennings & Karen W Jennings JTWROS (33)	17,000	*	17,000	–	*
Cor Clearing Cust FBO Debra E Bowers IRA (34)	19,600	*	19,600	–	*
Craig Friou (35)	19,600	*	19,600	–	*

Cynthia B. Padnos Separate Property Trust (36)	17,000	*	17,000	–	*
Daniel Landry (37)	137,776	*	34,000	103,776	*
Daniel P. Padnos 2011 Generation Trust FBO Jonathan Padnos (38)	37,596	*	34,000	3,596	*
Daniel Padnos & Dexter Phillip JTTEN (39)	20,000	*	20,000	–	*
Daniel Sanker (40)	36,877	*	34,000	2,877	*
David A. Fitz (41)	39,400	*	39,400	–	*
David B. O’Neill (42)	19,600	*	19,600	–	*
David Petterson (43)	59,160	*	59,160	–	*
Denis Berry (44)	120,836	*	120,836	–	*
Denis D. Howarter & Pamela J. Howarter JTWROS (45)	78,880	*	78,880	–	*
Dennis T. Whalen & Linda R. Whalen JTTEN (46)	78,880	*	78,880	–	*
Dominador D. Tolentino Jr. (47)	14,000	*	14,000	–	*
Donald Cameron (48)	39,400	*	39,400	–	*
Donald Hulet (49)	15,760	*	15,760	–	*
Donald P. Favre (50)	23,668	*	23,668	–	*
Donald P. Sesterhenn (51)	39,400	*	39,400	–	*
Donald T. McKiernan (52)	28,000	*	28,000	–	*
Edmond Allen Morrison (53)	27,600	*	27,600	–	*
Emilio DiMatteo (54)	39,400	*	39,400	–	*
Eric A. Riso (55)	39,400	*	39,400	–	*
FLMM Limited (56)	240,000	1.7%	240,000	–	*
Flores-Zaballos Family Trust (57)	28,000	*	28,000	–	*
Francis Y. L. Chen and Peierh Penny Yang JTTEN (58)	17,000	*	17,000	–	*
Frederick M. Kelso (59)	31,540	*	31,540	–	*
Gary Sterbinsky (60)	19,600	*	19,600	–	*
GFLT 1999 (61)	68,000	*	68,000	–	*
Harold Wayne Smith Jr. (62)	39,400	*	39,400	–	*
Highview Ventures LLC (63)	84,000	*	84,000	–	*
James C. Leslie (64)	19,600	*	19,600	–	*
James Eric Nicely & Karen B. Nicely JTWROS (65)	19,600	*	19,600	–	*
James M. Koch (66)	78,880	*	78,880	–	*
James M. Rucker (67)	20,000	*	20,000	–	*
James P. Tierney (68)	74,000	*	74,000	–	*
James R. Aldridge (69)	39,400	*	39,400	–	*
James Somers (70)	78,880	*	78,880	–	*
Jason Kim (71)	68,000	*	68,000	–	*
Jason Robert Cavalier (72)	100,000	*	100,000	–	*
Jay Wiviott (73)	14,000	*	14,000	–	*
Jeffrey & Margaret Padnos 2010 Generation Trust FBO Benjamin Padnos (74)	23,596	*	20,000	3,596	*
Jeffrey & Margaret Padnos 2010 Generation Trust FBO Joshua Padnos (75)	23,596	*	20,000	3,596	*
Jeffrey & Margaret Padnos 2010 Generation Trust FBO Rebecca Padnos (76)	23,596	*	20,000	3,596	*
Jeffrey & Margaret Padnos 2010 Generation Trust FBO Samuel Padnos (77)	23,596	*	20,000	3,596	*
Jeffrey E. Kuhlin (78)	19,600	*	19,600	–	*

Jeffrey L. Miller & Khirsten N. Zar JTTEN (79)	19,600	*	19,600	–	*
Jeffrey Maroz (80)	74,000	*	74,000	–	*
Jeffrey S. Padnos & Margaret M. Padnos JTWROS (81)	54,383	*	40,000	14,383	*
Jeffrey Silver & Andrea Silver JTTTEN (82)	17,000	*	17,000	–	*
John C. Klinge (83)	19,600	*	19,600	–	*
John Charles David Lewis & Susan Elizabeth Kenny JTWROS (84)	19,600	*	19,600	–	*
John F. McCarthy (85)	19,600	*	19,600	–	*
John J. Hancock (86)	19,600	*	19,600	–	*
John Richard Stamm (87)	19,600	*	19,600	–	*
Jonathan E. Ansbacher (88)	39,400	*	39,400	–	*
Jorge Morazzani (89)	19,600	*	19,600	–	*
Jose M. Martinez (90)	19,600	*	19,600	–	*
Joseph A. Muscat (91)	27,600	*	27,600	–	*
Joseph C. Atkinson (92)	19,600	*	19,600	–	*
Joseph M. Diangelo (93)	19,600	*	19,600	–	*
Joseph Michalczyk (94)	19,600	*	19,600	–	*
Joseph S. McLaughlan (95)	39,400	*	39,400	–	*
Keith A. Belote (96)	15,760	*	15,760	–	*
Keith Jackson (97)	118,340	*	118,340	–	*
Keith O. Newton (98)	19,600	*	19,600	–	*
Kepmen Capital (99)	50,000	*	50,000	–	*
Kevin A. Healy (100)	19,600	*	19,600	–	*
Kevin J. Herzberg (101)	19,600	*	19,600	–	*
Kevin J. Schwartz (102)	23,668	*	23,668	–	*
Kevin Leung (103)	96,766	*	68,000	28,766	*
Kevin M. Borkowski (104)	19,600	*	19,600	–	*
Kevin M. Mackenzie (105)	39,400	*	39,400	–	*
Kim E. Tobler (106)	19,600	*	19,600	–	*
Korbel Capital LLC (107)	34,000	*	34,000	–	*
Kurtis S. Krentz (108)	39,400	*	39,400	–	*
Lee Kay Kolligan (109)	30,000	*	30,000	–	*
London Family Trust (110)	68,000	*	68,000	–	*
Luther King Capital (111)	118,200	*	118,200	–	*
Marathon Micro Fund LP (112)	270,000	1.9%	270,000	–	*
Mario R. Dell’Aera Jr. (113)	118,340	*	118,340	–	*
Marios Karayannis (114)	19,600	*	19,600	–	*
Mark A. Herndon & Sarah Herndon JTWROS (115)	19,600	*	19,600	–	*
Mark Boyer (116)	78,880	*	78,880	–	*
Mark R. Demich (117)	39,400	*	39,400	–	*
Matthew Antoun (118)	50,000	*	50,000	–	*
Matthew Hayden (119)	140,787	*	130,000	10,787	*
Matthew W. Cambi (120)	39,400	*	39,400	–	*
Maz Partners LP (121)	39,400	*	39,400	–	*
Michael Burwell (122)	78,880	*	78,880	–	*
Michael E. McLaughlin (123)	19,600	*	19,600	–	*
Michael Ebedes (124)	19,600	*	19,600	–	*

Michael Fahey (125)	39,400	*	39,400	–	*
Michael J. Muldoon & Pamela J. Muldoon JTWROS (126)	19,600	*	19,600	–	*
Michael Joseph Cavalier Jr. (127)	68,000	*	68,000	–	*
Michael L. Desautels (128)	19,600	*	19,600	–	*
Michael P. Quackenbush Jr. (129)	39,400	*	39,400	–	*
Michael Sean Browning (130)	20,000	*	20,000	–	*
Michael Snow (131)	19,600	*	19,600	–	*
Miles E. Everson (132)	19,600	*	19,600	–	*
Molly Richardson (133)	253,200	1.8%	253,200	–	*
National Securities Corporation (134)	237,170	1.7%	237,170	–	*
Nekimi Equity Growth Fund I LLC (135)	60,000	*	60,000	–	*
NFS/FMTC Rollover IRA FBO Anthony C Scibelli (136)	17,000	*	17,000	–	*
NFS/FMTC FBO Robert C Clifford Rollover IRA (137)	97,668	*	40,000	57,668	*
NFS/FMTC Rollover IRA FBO Keith V Archer (138)	28,000	*	28,000	–	*
NFS/FMTC Rollover IRA FBO James P Miller (139)	19,600	*	19,600	–	*
NFS/FMTC Roth IRA FBO David S Nagelberg (140)	96,000	*	96,000	–	*
NFS/FMTC Sep IRA FBO Ankur Desai (141)	90,683	*	34,000	56,683	*
NFS/FMTC Sep IRA FBO Erick Richardson (142)	176,800	1.3%	176,800	–	*
Nudge Capital Fund LP (143)	78,800	*	78,800	–	*
Omid Yasheral (144)	34,000	*	34,000	–	*
Paul E. Linthorst (145)	19,600	*	19,600	–	*
Paul P. Frank III & Colleen B. Frank Ten Ent (146)	19,600	*	19,600	–	*
Paul Ramos (147)	19,600	*	19,600	–	*
Per Magnus Andersson (148)	28,000	*	28,000	–	*
Peter A. Casey (149)	23,660	*	23,660	–	*
Peter C. Gerlach (150)	24,000	*	24,000	–	*
Phillip Mervis & Sheryl Facktor (151)	15,600	*	15,600	–	*
Pickett Henneberger Family Trust dtd 4-24-2013 (152)	34,000	*	34,000	–	*
Purcell Trust ua dtd 9-19-2007 (153)	14,000	*	14,000	–	*
R&A Chade Family Trust Richard Chade Trustee (154)	34,000	*	34,000	–	*
Rajib A. Thadani (155)	19,600	*	19,600	–	*
Raymond Todd Barrett (156)	19,600	*	19,600	–	*
Rich Shappard (157)	19,600	*	19,600	–	*
Richard & Esther Blanchard 1990 Trust (158)	39,400	*	39,400	–	*
Richard J. Poccia (159)	25,200	*	25,200	–	*
Richard Jeanneret (160)	39,400	*	39,400	–	*
Robert W. Kastenschmidt (161)	19,600	*	19,600	–	*
Ronald J. Ciasulli (162)	39,400	*	39,400	–	*
RP Capital (163)	170,000	1.2%	170,000	–	*
Russell D. Moore (164)	39,400	*	39,400	–	*
Ryan Hong (165)	17,000	*	17,000	–	*
Salvatore A. Melilli (166)	15,760	*	15,760	–	*
Samir A. Mammadov (167)	39,400	*	39,400	–	*
Sanford D. Greenberg (168)	20,000	*	20,000	–	*
Scott H. Shadrick Trust & Thomas B. Livermore Trust JTWROS (169)	20,000	*	20,000	–	*
Scott J. Gehsmann (170)	19,600	*	19,600	–	*
Shane Broumand (171)	68,000	*	68,000	–	*
Shawn R. McAllister & Amanda McAllister JTTEN (172)	28,000	*	28,000	–	*

Sivan Padnos Caspi & Tal A. Caspi JTWROS (173)	35,438	*	34,000	1,438	*
Stephen V. Zawoyski (174)	19,600	*	19,600	–	*
Stephen Walker Family Trust (175)	34,000	*	34,000	–	*
Steven Chapin & Kristin Chapin Family Trust (176)	200,000	1.4%	200,000	–	*
Tanvir Ali Master (177)	19,600	*	19,600	–	*
Targeted Investments 2028 LLC (178)	19,600	*	19,600	–	*
The Alfie Trust D/O/E 5/10/12 (179)	17,000	*	17,000	–	*
The Blair Family Trust u/a dtd 3-21-2011 (180)	20,000	*	20,000	–	*
The Fein Family Trust (181)	17,000	*	17,000	–	*
The Handler Revocable Trust (182)	17,000	*	17,000	–	*
Todd G. Bari (183)	19,600	*	19,600	–	*
Todd J. Anderson (184)	19,600	*	19,600	–	*
Ungkeun A. Lee (185)	19,600	*	19,600	–	*
Uwe Uhmeyer (186)	43,442	*	15,600	27,842	*
Valley High Limited Partnership (187)	284,000	2.0%	284,000	–	*
Wendell Young (188)	19,600	*	19,600	–	*
William A. Clifford (189)	17,000	*	17,000	–	*
William E. Marx (190)	19,600	*	19,600	–	*
YKA Partners LLC (191)	34,000	*	34,000	–	*
Yogesh Gupta (192)	19,600	*	19,600	–	*
Zhuge Liang LLC (193)	20,000	*	20,000	–	*
			12,095,682

* Represents beneficial ownership of less than one percent.
_____________________

1
Consists of (i) 24,350 shares of common stock, (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants, and (iii) 287,500 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 20, 2017.

2
Consists of (i) 18,800 shares of common stock, (ii) 7,800 shares of common stock that may be acquired from us upon exercise of warrants, and (iii) 85,000 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 20, 2017.

3
Consists of (i) 404,796 shares of common stock, (ii) 7,800 shares of common stock that may be acquired from us upon exercise of warrants, and (iii) 79,499 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 20, 2017.

4
Consists of (i) 9,300 shares of common stock, (ii) 7,800 shares of common stock that may be acquired from us upon exercise of warrants, and (iii) 35,000 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 20, 2017.

5
Consists of (i) 62,761 shares of common stock, (ii) 22,183 shares of common stock that may be acquired from us upon exercise of warrants, and (iii) 49,490 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 20, 2017. The foregoing common stock and warrants are held by Beadore Trust dated March 20, 2015. Mr. Baum has voting and investment control over the securities held thereby.

6
Consists of (i) 190,853 shares of common stock, (ii) 121,950 shares of common stock that may be acquired from us upon exercise of warrants, and (iii) 49,490 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 20, 2017. 53,861 shares of common stock are held directly by Dr. Bell. 58,192 shares of common stock are held by the Bell Family Trust. 43,150 shares of common stock are issuable upon the exercise of warrants held by the Bell Family Trust. Dr. Bell is a trustee and beneficiary of the Bell Family Trust and has voting and investment control over the securities held thereby.

7
Consists of (i) 23,311 shares of common stock, (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants, and (iii) 49,490 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 20, 2017.

8
Consists of (i) 1,233,177 shares of common stock and (ii) 696,449 shares of common stock that may be acquired from us upon exercise of warrants. The warrants held by Mr. Appel may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Appel does not exceed 9.99% of the outstanding shares of our common stock.

9
The warrants held by Mr. Appel may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Appel does not exceed 9.99% of the outstanding shares of our common stock.

10
Special Situations Fund III QP, L.P. (QP) is the registered holder of 677,434 shares of common stock, 763,692 shares of Preferred Stock, and 595,202 warrants to purchase common stock. Special Situations Cayman Fund, L.P. (Cayman) is the registered holder of 196,927 shares of common stock, 221,994 shares of Preferred Stock, and 173,020 warrants to purchase common stock. Special Situations Technology Fund, L.P. (Tech) is the registered holder of 70,431 shares of common stock, 79,391 shares of Preferred Stock, and 61,878 warrants to purchase common stock. Special Situations Technology Fund II, L.P. (TechII) is the registered holder of 402,143 shares of common stock, 453,353 shares of Preferred Stock, and 353,330 warrants to purchase common stock. The Preferred Stock holds no voting rights and may be converted into common stock only to the extent that the total number of shares of common stock then beneficially owned does not exceed 9.99% of the outstanding shares of our common stock. The warrants held by the funds listed above may be exercised only to the extent that the total number of shares of common stock then beneficially owned by those funds and their affiliates does not exceed 9.99%, in the aggregate, of the outstanding shares of our common stock. AWM Investment Company, Inc. (AWM) is the investment adviser to QP, Cayman, Tech and TechII. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the funds listed above.

11
The Preferred Stock holds no voting rights and may be converted into common stock only to the extent that the total number of shares of common stock then beneficially owned does not exceed 9.99% of the outstanding shares of common stock. The warrants held by the funds listed in footnote 10, may be exercised only to the extent that the total number of shares of common stock then beneficially owned by such funds does not exceed 9.99%, in the aggregate, of the outstanding shares of common stock.

12	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

13	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

14	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

15	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

16	Consists of (i) 360,000 shares of common stock and (ii) 360,000 shares of common stock that may be acquired from us upon exercise of warrants.

17	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

18	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

19	Consists of (i) 17,000 shares of common stock and (ii) 17,000 shares of common stock that may be acquired from us upon exercise of warrants.

20	Consists of (i) 29,580 shares of common stock and (ii) 29,580 shares of common stock that may be acquired from us upon exercise of warrants.

21	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

22	Consists of (i) 40,000 shares of common stock and (ii) 57,260 shares of common stock that may be acquired from us upon exercise of warrants.

23	Consists of (i) 7,000 shares of common stock and (ii) 7,000 shares of common stock that may be acquired from us upon exercise of warrants.

24	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

25	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

26	Consists of (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock that may be acquired from us upon exercise of warrants.

27	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

28	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

29	Consists of (i) 34,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

30	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

31	Consists of (i) 15,760 shares of common stock and (ii) 15,760 shares of common stock that may be acquired from us upon exercise of warrants.

32	Consists of (i) 34,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

33	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

34	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

35	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

36	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

37	Consists of (i) 17,000 shares of common stock and (ii) 120,776 shares of common stock that may be acquired from us upon exercise of warrants.

38	Consists of (i) 17,000 shares of common stock and (ii) 20,596 shares of common stock that may be acquired from us upon exercise of warrants.

39	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

40	Consists of (i) 17,000 shares of common stock and (ii) 19,877 shares of common stock that may be acquired from us upon exercise of warrants.

41	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

42	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

43	Consists of (i) 29,580 shares of common stock and (ii) 29,580 shares of common stock that may be acquired from us upon exercise of warrants.

44
Consists of (i) 60,418 shares of common stock and (ii) 60,418 shares of common stock that may be acquired from us upon exercise of warrants. 29,966 shares of common stock and warrants are held directly by Mr. Berry. 30,452 shares of common stock and warrants are held by NFS/FMTC Rollover IRA FBO Denis Berry.

45	Consists of (i) 39,440 shares of common stock and (ii) 39,440 shares of common stock that may be acquired from us upon exercise of warrants.

46	Consists of (i) 39,440 shares of common stock and (ii) 39,440 shares of common stock that may be acquired from us upon exercise of warrants.

47	Consists of (i) 7,000 shares of common stock and (ii) 7,000 shares of common stock that may be acquired from us upon exercise of warrants.

48	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

49	Consists of (i) 7,880 shares of common stock and (ii) 7,880 shares of common stock that may be acquired from us upon exercise of warrants.

50	Consists of (i) 11,834 shares of common stock and (ii) 11,834 shares of common stock that may be acquired from us upon exercise of warrants.

51	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

52	Consists of (i) 14,000 shares of common stock and (ii) 14,000 shares of common stock that may be acquired from us upon exercise of warrants.

53	Consists of (i) 13,800 shares of common stock and (ii) 13,800 shares of common stock that may be acquired from us upon exercise of warrants.

54	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

55	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

56	Consists of (i) 120,000 shares of common stock and (ii) 120,000 shares of common stock that may be acquired from us upon exercise of warrants.

57	Consists of (i) 14,000 shares of common stock and (ii) 14,000 shares of common stock that may be acquired from us upon exercise of warrants.

58	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

59	Consists of (i) 15,770 shares of common stock and (ii) 15,770 shares of common stock that may be acquired from us upon exercise of warrants.

60	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

61	Consists of (i) 34,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

62	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

63	Consists of (i) 42,000 shares of common stock and (ii) 42,000 shares of common stock that may be acquired from us upon exercise of warrants.

64	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

65	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

66	Consists of (i) 39,440 shares of common stock and (ii) 39,440 shares of common stock that may be acquired from us upon exercise of warrants.

67	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

68	Consists of (i) 37,000 shares of common stock and (ii) 37,000 shares of common stock that may be acquired from us upon exercise of warrants.

69	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

70	Consists of (i) 39,440 shares of common stock and (ii) 39,440 shares of common stock that may be acquired from us upon exercise of warrants.

71	Consists of (i) 34,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

72	Consists of (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock that may be acquired from us upon exercise of warrants.

73	Consists of (i) 7,000 shares of common stock and (ii) 7,000 shares of common stock that may be acquired from us upon exercise of warrants.

74	Consists of (i) 10,000 shares of common stock and (ii) 13,596 shares of common stock that may be acquired from us upon exercise of warrants.

75	Consists of (i) 10,000 shares of common stock and (ii) 13,596 shares of common stock that may be acquired from us upon exercise of warrants.

76	Consists of (i) 10,000 shares of common stock and (ii) 13,596 shares of common stock that may be acquired from us upon exercise of warrants.

77	Consists of (i) 10,000 shares of common stock and (ii) 13,596 shares of common stock that may be acquired from us upon exercise of warrants.

78	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

79	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

80	Consists of (i) 37,000 shares of common stock and (ii) 37,000 shares of common stock that may be acquired from us upon exercise of warrants.

81	Consists of (i) 20,000 shares of common stock and (ii) 34,383 shares of common stock that may be acquired from us upon exercise of warrants.

82	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

83	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

84	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

85	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

86	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

87	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

88	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

89	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

90	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

91	Consists of (i) 13,800 shares of common stock and (ii) 13,800 shares of common stock that may be acquired from us upon exercise of warrants.

92	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

93	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

94	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

95	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

96	Consists of (i) 7,880 shares of common stock and (ii) 7,880 shares of common stock that may be acquired from us upon exercise of warrants.

97	Consists of (i) 59,170 shares of common stock and (ii) 59,170 shares of common stock that may be acquired from us upon exercise of warrants.

98	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

99	Consists of (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock that may be acquired from us upon exercise of warrants.

100	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

101	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

102	Consists of (i) 11,834 shares of common stock and (ii) 11,834 shares of common stock that may be acquired from us upon exercise of warrants.

103	Consists of (i) 34,000 shares of common stock and (ii) 62,766 shares of common stock that may be acquired from us upon exercise of warrants.

104	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

105	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

106	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

107	Consists of (i) 17,000 shares of common stock and (ii) 17,000 shares of common stock that may be acquired from us upon exercise of warrants.

108	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

109	Consists of (i) 15,000 shares of common stock and (ii) 15,000 shares of common stock that may be acquired from us upon exercise of warrants.

110	Consists of (i) 34,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

111	Consists of (i) 59,100 shares of common stock and (ii) 59,100 shares of common stock that may be acquired from us upon exercise of warrants.

112	Consists of (i) 135,000 shares of common stock and (ii) 135,000 shares of common stock that may be acquired from us upon exercise of warrants.

113	Consists of (i) 59,170 shares of common stock and (ii) 59,170 shares of common stock that may be acquired from us upon exercise of warrants.

114	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

115	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

116	Consists of (i) 39,440 shares of common stock and (ii) 39,440 shares of common stock that may be acquired from us upon exercise of warrants.

117	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

118	Consists of (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock that may be acquired from us upon exercise of warrants.

119	Consists of (i) 65,000 shares of common stock and (ii) 75,787 shares of common stock that may be acquired from us upon exercise of warrants.

120	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

121	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

122	Consists of (i) 39,440 shares of common stock and (ii) 39,440 shares of common stock that may be acquired from us upon exercise of warrants.

123	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

124	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

125	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

126	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

127	Consists of (i) 34,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

128	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

129	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

130	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

131	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

132	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

133	Consists of (i) 126,600 shares of common stock and (ii) 126,600 shares of common stock that may be acquired from us upon exercise of warrants.

134	Consists of 237,170 shares of common stock that may be acquired from us upon exercise of warrants.

135	Consists of (i) 30,000 shares of common stock and (ii) 30,000 shares of common stock that may be acquired from us upon exercise of warrants.

136	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

137	Consists of (i) 20,000 shares of common stock and (ii) 77,668 shares of common stock that may be acquired from us upon exercise of warrants.

138	Consists of (i) 14,000 shares of common stock and (ii) 14,000 shares of common stock that may be acquired from us upon exercise of warrants.

139	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

140	Consists of (i) 48,000 shares of common stock and (ii) 48,000 shares of common stock that may be acquired from us upon exercise of warrants.

141	Consists of (i) 17,000 shares of common stock and (ii) 73,683 shares of common stock that may be acquired from us upon exercise of warrants.

142	Consists of (i) 88,400 shares of common stock and (ii) 88,400 shares of common stock that may be acquired from us upon exercise of warrants.

143	Consists of (i) 39,400 shares of common stock and (ii) 39,400 shares of common stock that may be acquired from us upon exercise of warrants.

144	Consists of (i) 17,000 shares of common stock and (ii) 17,000 shares of common stock that may be acquired from us upon exercise of warrants.

145	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

146	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

147	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

148	Consists of (i) 14,000 shares of common stock and (ii) 14,000shares of common stock that may be acquired from us upon exercise of warrants.

149	Consists of (i) 11,830 shares of common stock and (ii) 11,830 shares of common stock that may be acquired from us upon exercise of warrants.

150	Consists of (i) 12,000 shares of common stock and (ii) 12,000 shares of common stock that may be acquired from us upon exercise of warrants.

151	Consists of (i) 7,800 shares of common stock and (ii) 7,800 shares of common stock that may be acquired from us upon exercise of warrants.

152	Consists of (i) 17,000 shares of common stock and (ii) 17,000 shares of common stock that may be acquired from us upon exercise of warrants.

153	Consists of (i) 7,000 shares of common stock and (ii) 7,000 shares of common stock that may be acquired from us upon exercise of warrants.

154	Consists of (i) 17,000 shares of common stock and (ii) 17,000 shares of common stock that may be acquired from us upon exercise of warrants.

155	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

156	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

157	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

158	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

159	Consists of (i) 12,600 shares of common stock and (ii) 12,600 shares of common stock that may be acquired from us upon exercise of warrants.

160	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

161	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

162	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

163	Consists of (i) 85,000 shares of common stock and (ii) 85,000 shares of common stock that may be acquired from us upon exercise of warrants.

164	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

165	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

166	Consists of (i) 7,880 shares of common stock and (ii) 7,880 shares of common stock that may be acquired from us upon exercise of warrants.

167	Consists of (i) 19,700 shares of common stock and (ii) 19,700 shares of common stock that may be acquired from us upon exercise of warrants.

168	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

169	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

170	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

171	Consists of (i) 34,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

172	Consists of (i) 14,000 shares of common stock and (ii) 14,000 shares of common stock that may be acquired from us upon exercise of warrants.

173	Consists of (i) 17,000 shares of common stock and (ii) 18,438 shares of common stock that may be acquired from us upon exercise of warrants.

174	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

175	Consists of (i) 17,000 shares of common stock and (ii) 17,000 shares of common stock that may be acquired from us upon exercise of warrants.

176	Consists of (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock that may be acquired from us upon exercise of warrants.

177	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

178	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

179	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

180	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

181	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

182	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

183	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

184	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

185	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

186
Consists of (i) 17,117 shares of common stock and (ii) 7,800 shares of common stock that may be acquired from us upon exercise of warrants and (iii) 18,525 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 20, 2017.

187	Consists of (i) 142,000 shares of common stock and (ii) 142,000 shares of common stock that may be acquired from us upon exercise of warrants.

188	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

189	Consists of (i) 8,500 shares of common stock and (ii) 8,500 shares of common stock that may be acquired from us upon exercise of warrants.

190	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

191	Consists of (i) 17,000 shares of common stock and (ii) 17,000 shares of common stock that may be acquired from us upon exercise of warrants.

192	Consists of (i) 9,800 shares of common stock and (ii) 9,800 shares of common stock that may be acquired from us upon exercise of warrants.

193	Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the securities have been sold or otherwise disposed of pursuant to the registration statement of which this prospectus forms a part or in a transaction in which the transferee receives freely tradable shares.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by DLA Piper LLP (US), Austin, Texas.

EXPERTS

The audited financial statements as of December 31, 2016 and 2015 and for the years then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Gumbiner Savett Inc., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No.     001-36216):

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2016 (filed on March 29, 2017);

•our Current Reports on Form 8-K filed on February 27, 2017 and March 15, 2017; and

•
the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on November 21, 2013, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents.  You should direct any requests for copies to:

Ideal Power Inc.
4120 Freidrich Lane, Suite 100
Austin, TX 78744
Attn.: Chief Financial Officer
Tel: (512) 264-1542

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the offering of the securities being registered.  All amounts are estimates, except the SEC registration fee.

SEC registration fee	$4,486
Accounting fees and expenses	5,000
Legal fees and expenses	10,000
Transfer Agent fees and expenses	500
Miscellaneous	500
Total	$20,486

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Delaware General Corporation Law, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have also obtained insurance covering our directors and officers for liability arising out of their respective actions.

ITEM 16. EXHIBITS.

See the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 31, 2017.

IDEAL POWER INC.

By:	/s/ R. Daniel Brdar
R. Daniel Brdar
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints R. Daniel Brdar and Timothy Burns, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ R. Daniel Brdar	Chief Executive Officer, President and Director	March 31, 2017
R. Daniel Brdar	(Principal Executive Officer)

/s/ Timothy Burns	Chief Financial Officer, Secretary and Treasurer	March 31, 2017
Timothy Burns	(Principal Financial and Accounting Officer)

/s/ William C. Alexander	Chief Technology Officer and Director	March 31, 2017
William C. Alexander

/s/ Lon E. Bell, Ph.D.	Interim Chairman of the Board	March 31, 2017
Lon E. Bell, Ph.D.

/s/ Mark L. Baum	Director	March 31, 2017
Mark L. Baum

/s/ David Eisenhaure	Director	March 31, 2017
David Eisenhaure

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File Number	Exhibit	Filing Date

3.1	Delaware Certificate of Conversion including Certificate of Incorporation	S-1	333-190414	3.1	August 6, 2013
3.2	Bylaws of Ideal Power Inc.	S-1	333-190414	3.2	August 6, 2013
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock	8-K	001-36216	3.1	February 27, 2017
4.1	Form of Warrant	8-K	001-36216	4.1	February 27, 2017
5.1	Opinion of DLA Piper LLP (US)					X
10.1	Purchase Agreement, dated February 24, 2017 among the Registrant and the Investors party thereto	8-K	001-36216	10.1	February 27, 2017
10.2	Form of Registration Rights Agreement between the Registrant and the Investors party thereto	8-K	001-36216	10.2	February 27, 2017
10.3	Exchange Agreement, dated February 24, 2017, by and among the Company and the common stockholders listed in Schedule 1 thereto	8-K	001-36216	10.3	February 27, 2017
23.1	Consent of Gumbiner Savett Inc., Independent Registered Public Accounting Firm					X
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X